                                                                    EXHIBIT 10.1

================================================================================


                         CREDENCE SYSTEMS CORPORATION


                                LOAN AGREEMENT

===============================================================================

                               TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS AND CONSTRUCTION...........................................  1
     1.1   Definitions......................................................  1
     1.2   Accounting Terms.................................................  7

2.   LOAN AND TERMS OF PAYMENT..............................................  7
     2.1   Advances.........................................................  7
     2.2   Overadvances.....................................................  9
     2.3   Interest Rates, Payments, and Calculations....................... 10
     2.4   Crediting Payments............................................... 10
     2.5   Fees............................................................. 11
     2.6   Additional Costs................................................. 11
     2.7   Conversion/Continuation of Advances.............................. 11
     2.8   Additional Requirements/Provisions Regarding LIBOR Rate
           Advances or Optional Currency Rate Advances...................... 12
     2.9   Term............................................................. 14

3.   CONDITIONS OF LOANS.................................................... 14
     3.1   Conditions Precedent to Initial Advance.......................... 14
     3.2   Conditions Precedent to all Advances............................. 14

4.   REPRESENTATIONS AND WARRANTIES......................................... 15
     4.1   Due Organization and Qualification............................... 15
     4.2   Due Authorization; No Conflict................................... 15
     4.3   No Prior Encumbrances............................................ 15
     4.4   Merchantable Inventory........................................... 15
     4.5   Litigation....................................................... 15
     4.6   No Material Adverse Change in Financial Statements............... 15
     4.7   Solvency......................................................... 15
     4.8   Regulatory Compliance............................................ 15
     4.9   Environmental Condition.......................................... 16
     4.10  Taxes............................................................ 16
     4.11  Subsidiaries..................................................... 16
     4.12  Government Consents.............................................. 16
     4.13  Full Disclosure.................................................. 16

5.   AFFIRMATIVE COVENANTS.................................................. 16
     5.1   Good Standing.................................................... 17
     5.2   Government Compliance............................................ 17
     5.3   Financial Statements, Reports, Certificates...................... 17
     5.4   Inventory; Returns............................................... 17
     5.5   Taxes............................................................ 17
     5.6   Insurance........................................................ 17
     5.7   Quick Ratio...................................................... 18
     5.8   Debt-Tangible Net Worth Ratio.................................... 18
     5.9   Tangible Net Worth............................................... 18
     5.10  Profitability.................................................... 18
     5.11  Further Assurances............................................... 18

6.   NEGATIVE COVENANTS..................................................... 18


     6.1   Dispositions.................................................... 18
     6.2   Change in Business or Control................................... 18
     6.3   Mergers or Acquisitions......................................... 18
     6.4   Indebtedness.................................................... 18
     6.5   Encumbrances.................................................... 19
     6.6   Distributions................................................... 19
     6.7   Investments..................................................... 19
     6.8   Transactions with Affiliates.................................... 19
     6.9   Subordinated Debt............................................... 19
     6.10  Compliance...................................................... 19

7.   EVENTS OF DEFAULT..... ............................................... 19
     7.1   Payment Default................................................. 19
     7.2   Covenant Default... ...........................................  19
     7.3   Material Adverse Change......................................... 20
     7.4   Attachment...................................................... 20
     7.5   Insolvency...................................................... 20
     7.6   Other Agreements................................................ 20
     7.7   Judgments....................................................... 20
     7.8   Misrepresentations..  .......................................... 20

8.   BANKS' RIGHTS AND REMEDIES............................................ 20
     8.1   Rights and Remedies............................................. 20
     8.2   Bank Expenses................................................... 21
     8.3   Remedies Cumulative............................................. 21
     8.4   Demand; Protest................................................. 21

9.   NOTICES............................................................... 21

10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................ 22

11.  INTERCREDITOR PROVISIONS.............................................. 22
     11.1  Proportionate Interests......................................... 22
     11.2  Designation of Service Agent.................................... 22
     11.3  Resignation..................................................... 22
     11.4  Servicing Agent as Bank......................................... 23
     11.5  No Agency....................................................... 23
     11.6  No Reliance..................................................... 23

12.  GENERAL PROVISIONS.................................................... 23
     12.1  Successors and Assigns.......................................... 23
     12.2  Indemnification................................................. 23
     12.4  Waivers of Notice............................................... 24
     12.5  Subrogation Defenses............................................ 24
     12.6  Right to Settle, Release........................................ 24
     12.7  Primary Obligation.............................................. 25
     12.8  Subordination................................................... 25
     12.9  Enforcement of Rights........................................... 25
     12.10 Credence as Agent............................................... 25
     12.11 Time of Essence................................................. 25
     12.12 Severability of Provisions...................................... 25
     12.13 Amendments in Writing, Integration.............................. 25

     12.14  Counterparts................................................. 25
     12.15  Survival..................................................... 25
     12.16  Confidentiality.............................................. 25
     12.17  Optional Currency Rate....................................... 26

     This LOAN AGREEMENT is entered into as of July 26, 1996 by and among SILICON VALLEY BANK ("SVB") as Servicing Agent and a Bank and BANK OF HAWAII ("BofH;" SVB and BofH are referred to individually herein as a "Bank," and collectively as the "Banks") and CREDENCE SYSTEMS CORPORATION, a Delaware corporation ("Credence"), Credence Korea, a Korean corporation and Credence Systems K.K., a Japanese corporation (individually a "Borrower" and collectively, the "Borrowers").


                                   RECITALS
                                   --------

     Borrowers wish to obtain credit from time to time from Banks, and Banks desire to advance credit to Borrowers. This Agreement sets forth the terms on which Banks will lend to Borrowers, and Borrowers will repay the advances to Banks.


                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.     DEFINITIONS AND CONSTRUCTION
            ----------------------------

            1.1   Definitions.  As used in this Agreement, the following terms
                  -----------
shall have the following definitions:


                  "Advance" or "Advances" means an Advance under the Revolving Facility.

                  "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                  "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and each Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

                  "Borrower's Books" means all of each Borrower's books and records relating to its property.

                  "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the States of California or Hawaii or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates and, (c) with respect to Advances and payments in an Optional Currency or any requests or notices related thereto, that is not a day on which the BofH branch or other banks in the country of such Optional Currency are authorized or required to close.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the California Uniform Commercial Code.

                  "Committed Line" means Twenty Million Dollars ($20,000,000).

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, excluding all outstanding Advances made under Section 2.1 hereof, but including all other Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Equipment" means machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments.

               "Equivalent Amount" means the equivalent in United States Dollars of an Optional Currency, calculated at the spot rate for the purchase of such Optional Currency by BofH.

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                "GAAP" means generally accepted accounting principles as in effect from time to time.

                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, extension generally with all or substantially all creditors, or proceedings seeking general reorganization, arrangement, or other relief.

                "Interest Period" means for each LIBOR Rate Advance, a period of approximately one, three or six months as Borrower may elect, provided that the
                                                              --------
last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices, of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not
                --------  -------
later than the applicable Maturity Date.

                "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Issuing Bank" means the Bank issuing a Letter of Credit pursuant to Section 2.1.1. SVB shall be the Issuing Bank, except that BofH shall be the Issuing Bank if (i) SVB is unable to issue a Letter of Credit or (ii) a Letter of Credit issued by SVB would require confirmation by another bank under circumstances in which a Letter of Credit issued by BofH would not require confirmation.

               "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by SVB to be the per annum rate of interest at which deposits in United States Dollars are offered to SVB in the London interbank market in which SVB customarily participates at 11:00 A.M. (local time in such interbank market) three (3) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

               "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

               "LIBOR Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

               "Lien" means any mortgage, lien, deed of trust, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Banks in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or financial condition of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrowers, taken as a whole, to repay the Obligations .

               "Maturity Date" means July 25, 1997.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to the Banks by Borrower pursuant to this Agreement, whether absolute or contingent, due or to become due (including any interest accruing after the commencement of an Insolvency Proceeding and any interest that would have accrued but for the commencement of an Insolvency Proceeding), now existing or hereafter arising .

               "Operating Loss" means an operating loss under GAAP, specifically excluding non-cash losses arising from business-combination activities.

               "Optional Currency" means the lawful currency of Japan or the Republic of Korea.

               "Optional Currency Rate Advance" means an Advance in an Optional Currency, made pursuant to and in accordance with Section 2.1(c).

               "Optional Currency Rate" means with respect to Advances (i) in Japanese Yen, the Tokyo Bills Discount Market Rate or (ii) in Korean Won, the 90-day certificate of deposit rate, in each case as quoted by the office of BofH located in the country of the Optional Currency.

               "Optional Currency Rate Instruments" means the promissory notes and other instruments in substantially the form of Exhibits A-1 and A-2 attached hereto.

                "Percentage Share" means, as to each Bank, the percentage calculated in accordance with Section 11.1 hereof.

                "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to either Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and such Bank.

                "Permitted Indebtedness" means:

                (a) Indebtedness of Borrower in favor of Banks arising under this Agreement or any other Loan Document;

                (b)     Subordinated Debt;

                (c) Capital leases or indebtedness incurred solely to purchase equipment, which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition, provided the outstanding principal balance of such Indebtedness incurred in any fiscal year shall not exceed Ten Million Dollars ($10,000,000);

                (d) Indebtedness to trade creditors incurred in the ordinary course of business;

                (e)     Indebtedness set forth on the Schedule;

                (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby), and Indebtedness consisting of Investments that are "Permitted Investments" under clause (l) of the definition of Permitted Investments;

                (g)     Indebtedness secured by Permitted Liens;

                (h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a), (b), (c), (e) and
(g) above, provided that the principal amount thereof is not increased or the
           --------
terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiaries, as the case may be.

                "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed on the Schedule;

               (b) Investments made or obtained through either Bank that consist of (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by either Bank or (iv) that are permitted by Borrower's investment policy, as amended from time to time by its board of directors, provided that such investment policy (and any such amendment thereto) has been approved by the Banks, which approval shall not be unreasonably withheld; and

               (c) Investments made in connection with the merger or consolidation with another Person or the acquisition of all or substantially all of the capital stock or property of another Person where the sole consideration paid by Borrower or any Subsidiary consists of Borrower's equity securities and cash and the aggregate amount of cash paid after the date hereof does not exceed Ten Million Dollars ($10,000,000).

               "Permitted Liens" means the following:

               (a) Any liens existing as of the date hereof and disclosed on the Schedule;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Banks'
                         --------
security interests;

               (c) Liens (i) upon or in any equipment acquired by Borrower or any of its Subsidiaries after the date hereof to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property
                 --------
so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

               (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c), and (d) above, provided that any extension, renewal or
                                 --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by SVB as its "prime rate," or BofH as its "base rate," as applicable to the Advances made hereunder by each such Bank, whether or not such announced rate is the lowest rate available from such Bank.

               "Prime Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

                  "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                  "Regulatory Change" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any written interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                   "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.

                   "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Treasurer of Credence.

                   "Revolving Facility" means the facility under which a Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

                   "Schedule" means the schedule of exceptions attached hereto.

                   "Servicing Agent" means SVB or such entity as may succeed to such position.

                   "Subordinated Debt" means any debt incurred by a Borrower that is subordinated to the Obligations under this Agreement on terms reasonably acceptable to Banks.

                   "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

                   "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrowers minus,
                                                                        -----
without duplication, (i) the sum of any amounts attributable to (a) goodwill,
(b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
        ---

                   "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrowers, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

             1.2   Accounting Terms. All accounting terms not specifically
                   ----------------
defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

2.        LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1   Advances. Subject to the terms and conditions of this Agreement,
                --------
each Bank severally will make Advances to Borrowers as set forth herein. BofH shall make all of the Advances made in an Optional Currency. Each Bank severally will make its Percentage Share of Advances in United States Dollars such that the aggregate amount of each Bank's Advances under this Agreement shall not exceed such Bank's Percentage Share of the Committed Line minus the face amount of all outstanding Letters of Credit (including undrawn and drawn but unreimbursed Letters of Credit) and minus the reserve, if any, taken under
Section 2.1.1(d); provided that the aggregate outstanding Advances in an Optional Currency shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                (a)    Requests for Advances. Whenever Borrowers desire an
                       ---------------------
Advance, Credence will notify Servicing Agent by facsimile transmission or telephone no later than 11:00 a.m. California time on the Business Day that a Prime Rate Advance is to be made, noon California time on the Business Day that is two (2) Business Days in the country of the Optional Currency prior to the Business Day on which an Optional Currency Rate Advance is to be made, and noon California time on the Business Day that is three (3) Business Days prior to the Business Day on which a LIBOR Rate Advance is to be made. Servicing Agent shall promptly deliver such notice to the Banks. Each Bank may make Advances under this Agreement, based upon instructions received by Servicing Agent from a Responsible Officer, or without instructions if in Servicing Agent's discretion such Advances are necessary to meet Obligations under this Agreement which have become due and remain unpaid. Each Bank shall be entitled to rely on any notice by telephone or otherwise given by a person who Servicing Agent reasonably believes to be a Responsible Officer, and Borrowers shall indemnify and hold such Bank harmless for any damages or loss suffered by such Bank as a result of such reliance. Such Bank will wire or credit, as appropriate, the amount of Advances in United States Dollars made under this Section 2.1 to a Borrower's deposit account held by Servicing Agent, as specified by Credence, or, as to an Advance in an Optional Currency, to a Borrower's deposit account held by BofH in the respective branch office in the country of the Optional Currency.

     Each such notice shall specify:

                       (i) the date such Advance is to be made, which shall be a Business Day;

                       (ii)   the amount of such Advance;

                       (iii) whether such Advance is to be a Prime Rate Advance, an Optional Currency Rate Advance, or a LIBOR Rate Advance;

                       (iv) if the Advance is to be a LIBOR Rate Advance, the Interest Period for such Advance; and

                        (v) if the Advance is to be in an Optional Currency, the type of currency.

Each written request for an Advance, and each confirmation of a telephone request for such an Advance, shall be in the form of a Borrowing Certificate in the form of Exhibit B executed by Credence on behalf of Borrowers.
            ---------

                (b)     Prime Rate Advances. Each Prime Rate Advance shall be in
                        -------------------
an amount not less than Twenty Five Thousand Dollars ($25,000). The outstanding principal balance of each Prime Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a rate per annum equal to the Prime Rate. Borrower shall pay the entire outstanding principal amount of each Prime Rate Advance on the Maturity Date.

          (c)    Optional Currency Rate Advances.  Each Optional Currency Rate
                 -------------------------------
Advance shall be in an Equivalent Amount of not less than Fifty Thousand Dollars ($50,000). The outstanding principal balance of each Optional Currency Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed or, where required by any law or is customary in the country of the Optional Currency, a 365 day year) at a rate per annum equal to the Optional Currency Rate plus 225 basis points for such Optional Currency Rate Advance. The Optional Currency Rate Advances shall be evidenced by this Agreement and by the Optional Currency Rate Instruments.

          (d)    LIBOR Rate Advances.  Each LIBOR Rate Advance shall be in an
                 -------------------
amount or an Equivalent Amount of not less than Five Hundred Thousand Dollars ($500,000). The outstanding principal balance of each LIBOR Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the LIBOR Rate plus 225 basis points for such LIBOR Rate Advance. The entire outstanding principal amount of each LIBOR Rate Advance shall be due and payable on the last day of the LIBOR Rate Interest Period for such LIBOR Rate Advance.

          (e)    Prepayment of the Advances. Borrowers may at any time prepay
                 --------------------------
any Prime Rate Advance, any Optional Currency Rate Advance, or any LIBOR Rate Advance, in full or in part. Each partial prepayment for a LIBOR Rate Advance shall be in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000). Each prepayment shall be made upon the irrevocable written or telephone notice of Borrowers received by Servicing Agent not later than 10:00 a.m. California time on the date of the prepayment of a Prime Rate Advance, not less than two Business Days in the country of the Optional Currency prior to the date of the prepayment of an Optional Currency Rate Advance, and not less than three (3) Business Days prior to the date of the prepayment of a LIBOR Rate Advance. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Advance or Advances to be prepaid. Each prepayment of an Optional Currency Rate Advance for which the term and interest rate have been fixed or LIBOR Rate Advance shall be accompanied by the payment of accrued interest on the amount prepaid and any amount required by Section 2.8.

      The Revolving Facility shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement shall be immediately due and payable.

          2.1.1  Letters of Credit.
                 -----------------

                 (a) At a Borrower's written request, Issuing Bank shall issue Letters of Credit for Borrowers' account. Each Bank severally agrees to participate in Letters of Credit, in accordance with such Bank's Percentage Share.

                 (b) Issuing Bank shall issue the Letter of Credit upon receipt of a Borrower's written request and Issuing Bank's standard form of application, stating (a) the date such Borrower wishes to receive the Letter of Credit (which shall be a Business Day); (b) the requested amount of such Letter of Credit; (c) the aggregate amount of all Advances and Letters of Credit then outstanding; (d) if appropriate, the conditions requested by Borrower under which the Letter of Credit may be drawn upon; and (e) any other information Issuing Bank might need to issue the Letter of Credit. Issuing Bank shall promptly notify all of the Banks upon receipt of a request for a Letter of Credit.

                 (c) The maximum aggregate obligation at any one time for undrawn and drawn but unreimbursed Letters of Credit shall be Seventeen Million Five Hundred Thousand Dollars ($17,500,000). Each Letter of Credit shall be issued pursuant to the terms and conditions of this Agreement and of the Issuing Bank's standard form of application and security agreement for letters of credit. Each Letter of Credit shall (a) expire no later than the Maturity Date; and (b) be otherwise in form and substance satisfactory to Issuing Bank. Upon issuing a Letter of Credit, the Issuing Bank shall immediately notify the other Bank of such issuance and shall, on a continuing basis, keep the other Bank informed of the drawn and undrawn but unreimbursed amount of each Letter of Credit for so long as such Letter of Credit is outstanding. With respect to standby Letters of

Credit, Borrowers shall pay to Issuing Bank a nonrefundable issuance fee equal to one and one-half percent (1 1/2%) of the face amount of the Letter of Credit at the time Borrower requests the Letter of Credit. The Issuing Bank shall retain a fee equal to one-eighth of one percent (0.125%) of the face amount of the Letter of Credit, and shall share the balance of such issuance fee equally with the other Bank. With respect to commercial Letters of Credit, Borrower shall pay to Issuing Bank a nonrefundable issuance fee equal to one-eighth of one percent (0.125%) of the face amount of the Letter of Credit at the time Borrower requests the Letter of Credit and a negotiation fee equal to one-eighth of one percent (0.125%) of the face amount of the Letter of Credit at the time a draw is made on the Letter of Credit. The Issuing Bank shall retain an issuance fee of One Hundred Dollars ($100) and a negotiation fee of One Hundred Dollar ($100), and shall share the balance of such issuing fee and negotiation fee equally with the other Bank. On the day on which Issuing Bank honors any drawing made by the beneficiary of a Letter of Credit, Borrowers shall pay to Issuing Bank the full amount of the drawing so honored, or at Borrower's option, shall treat the amount of such drawing as an Advance under Section 2.1. The obligation to reimburse Issuing Bank for the amount of such drawing is absolute, unconditional, and irrevocable.

                   (d) Borrowers may request that Issuing Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Issuing Bank shall treat such demand as an advance to Borrowers of the Equivalent Amount thereof. Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Banks shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Banks from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

          2.2   Overadvances.  If, at any time or for any reason, the sum of (i)
                ------------
Advances owed by Borrowers to Banks pursuant to Section 2.1 of this Agreement plus (ii) the face amount of Letters of Credit issued under Section 2.1.1 (including undrawn and drawn but unreimbursed Letters of Credit) plus (iii) the reserve, if any, taken under Section 2.1.1(d) is greater than the Committed Line, Borrowers shall immediately pay to each Bank, in cash, the amount of such excess, for payment to the Banks according to their respective Percentage Shares. If, at any time or for any reason, the Equivalent Amount of Outstanding Optional Currency Advances exceeds Two Million Five Hundred Thousand Dollars ($2,500,000), Borrowers shall immediately pay to BofH the amount of such excess.

          2.3   Interest Rates, Payments, and Calculations.
                ------------------------------------------

                (a)   Interest Rate.  Except as set forth in Section 2.3(b), any
                      -------------
Advances of each Bank shall bear interest, on the average Daily Balance, at the rates specified in Sections 2.1(b), 2.1(c) and 2.1(d), respectively.

                (b)   Default Rate. All Obligations shall bear interest, from
                      ------------
and after the occurrence of an Event of Default, at a rate equal to the lesser of (i) three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default or (ii) the maximum rate permitted by law including, to the extent applicable to Optional Currency Advances, the law of the country of such Optional Currency.

                (c)   Payments. Accrued interest shall be due and payable in
                      --------
arrears upon the earlier of (i) the end of the Interest Period or (ii) any payment of principal or (iii) on the twenty-fifth day of each calendar month. With respect to repayments of Prime Rate Advances and LIBOR Rate Advances, Servicing Agent shall, at the option of each Bank, charge such interest, all Bank Expenses, and all Periodic Payments against a Borrower's deposit account held at SVB or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. With respect to repayments of Optional Currency Advances, the branch of BofH in the country of the Optional Currency shall, at the option of each Bank, charge such interest and all periodic payments against a Borrower's deposit account in such country or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

              (d)    Computation. In the event the Prime Rate is changed from
                     -----------
time time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, except that interest chargeable on account of Optional Rate Currency Advances shall be computed on the basis of a three hundred sixty five (365) day year where such computation is required by any law or is customary in the country of the Optional Currency.

         2.4  Crediting Payments. Prior to the occurrence of an Event of
              ------------------
Default, each Bank shall credit a wire transfer of funds, check, or other item of payment to such deposit account held at such Bank or Obligation as a Borrower specifies; provided that payments in an Optional Currency shall be made only at the branch of BofH in the country of such Optional Currency. After the occurrence and during the continuation of an Event of Default, the receipt by a Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by a Bank after noon California time (or, as to a payment in an Optional Currency, noon at the BofH branch office in the country of the Optional Currency) shall be deemed to have been received by such Bank as of the opening of business on the immediately following Business Day. Whenever any payment to a Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

         2.5  Fees.  Borrowers shall pay to Banks the following:
              ----

              (a)    Facility Fee. An annual Facility Fee equal to Fifty
                     ------------
Thousand Dollars ($50,000), which fee shall be shared equally by Banks, shall be due upon the date of this Agreement and shall be fully earned and nonrefundable; provided the Facility Fee shall be waived for the first year of this Agreement;
- --------
provided this section shall not be construed as a commitment to extend the term of this Agreement beyond the Maturity Date.

              (b)    Financial Examination and Appraisal Fees. Each Bank's
                     ----------------------------------------
customary fees and out-of-pocket expenses for such Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by such Bank or its agents; and

              (c)    Bank Expenses. Upon the date hereof, all Bank Expenses
                     -------------
incurred through the date hereof, including reasonable attorneys' fees and expenses, and, within thirty (30) days of demand, other Bank Expenses as they become due from time to time hereunder.

         2.6  Additional Costs.  In case any law, regulation, treaty or official
              ----------------
directive or the written interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

             (a) subjects any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Bank; or

               (c) imposes upon any Bank any other material condition with respect to its performance under this Agreement and the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank with respect to any loans, such Bank shall notify Borrowers thereof in writing. Borrowers shall pay to such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrowers
                                               --------  -------
shall not be liable for any such amount attributable to any period prior to 180 days prior to the date of such certificate.

           2.7 Conversion/Continuation of Advances.
               -----------------------------------

               (a) Borrowers may from time to time submit in writing a request that Prime Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of an Optional Currency Rate or LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Servicing Agent's receipt of such a request from Borrowers, such Prime Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances or an Optional Currency Rate Advance shall continue, as the case may be provided that:

                      (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                      (ii) no party hereto shall have sent any notice of termination of the Agreement;

                      (iii) Borrowers shall have complied with such customary procedures as Banks have established from time to time for Borrowers' requests for Optional Currency Rate Advances or LIBOR Rate Advances;

                      (iv) the amount of a Prime Rate Advance shall be $25,000 or more, the amount of an Optional Currency Rate Advance shall be $50,000 or more, and the amount of a LIBOR Rate Advance shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

                      (v) Servicing Agent shall have determined that the Interest Period or LIBOR Rate or Optional Currency Rate is available to Banks as of the date of the request for such LIBOR Rate Advance or Optional Currency Rate Advance.

     Any request by Borrowers to convert Prime Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Banks shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Banks had purchased such deposits to fund the LIBOR Rate Advances.

            (b) Any LIBOR Rate Advances shall automatically convert to Prime Rate Advances upon the last day of the applicable Interest Period, unless Banks have received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances or Optional Currency Rate Advances shall, at Banks' option, convert to Prime Rate Advances in the event that an Event of Default shall exist. Borrowers shall pay to Banks, upon demand by Banks (or Servicing Agent may, at its option, charge a Borrower's deposit account) any amounts required to compensate Banks for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances or Optional Currency Rate Advances to Prime Rate Advances pursuant to any of the foregoing.

       2.8  Additional Requirements/Provisions Regarding LIBOR Rate Advances
            ----------------------------------------------------------------
or Optional Currency Rate Advances.
- -----------------------------------

            (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Banks receive all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such LIBOR Rate Advance or the proposed term of any Optional Currency Rate Advance for which the term and the interest rate have been fixed, Borrowers shall on demand by Servicing Agent, pay Servicing Agent the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds
(ii) the interest which would have been recoverable by Banks by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period or term at the interest rate determined by Servicing Agent in its reasonable discretion. Servicing Agent's determination as to such amount shall be conclusive absent manifest error.

            (b) Borrowers shall pay to a Bank, upon demand by a Bank, from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank that such Bank determines are attributable to its making or maintaining of any amount receivable by such Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Bank (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate"); or

                  (iii) imposes any other material condition affecting this Agreement (or any of such extensions of credit or liabilities).

Such Bank will notify Borrowers of any event occurring after the date of the Agreement which will entitle such Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Such Bank will furnish Borrower with a statement setting forth the basis and amount of each request by such Bank for compensation under this Section 2.8. Determinations and allocations by a Bank for purposes of this Section 2.8 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

               (c) Borrowers shall pay to a Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any reasonable loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

               (d) If a Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by such Bank, Borrowers shall pay to Bank such additional amount or amounts as will compensate such Bank for such reduction. A statement of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

               (e) If at any time a Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances or Optional Currency Rate Advances for periods equal to the corresponding Interest Periods or any other period are not available to such Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate or Optional Currency Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance or Optional Currency Rate Advance, then such Bank shall promptly give notice thereof to Borrowers, and upon the giving of such notice such Bank's obligation to make the LIBOR Rate Advances or Optional Currency Rate Advances shall terminate, unless Banks and Borrowers agree in writing to a different interest rate applicable to LIBOR Rate Advances or Optional Currency Rate Advances. If it shall become unlawful for a Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by such Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 2.8(a)).

          2.9  Term. This Agreement shall become effective upon the date hereof
               ----
and shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Banks shall have the right to terminate any obligation to make Advances under this Agreement immediately and without notice upon the earlier of (i) the occurrence and during the continuance of an Event of Default or (ii) the Maturity Date. On the date of termination, all Obligations shall become immediately due and payable in cash or by wire transfer.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance. The obligation of either
               ---------------------------------------
Bank to make the initial Advance is subject to the condition precedent that such Bank shall have received, in form and substance satisfactory to such Bank, the following:

               (a)     this Agreement;

               (b) a certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c) the Optional Currency Rate Instruments (with respect to Optional Currency Rate Advances only);

               (d)     a guaranty of Credence;

          (e) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof, provided reasonably detailed invoices are received; and

          (f) such other documents, and completion of such other matters, as Banks may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances.  The obligation of any
               ------------------------------------
Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

          (a) timely receipt by Servicing Agent of the Loan Payment/Advance Form as provided in Section 2.1;

          (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Loan Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Event of Default shall have occurred and be continuing, or would result from such Advance; and

          (c) as to each Optional Currency Rate Advance, all of the terms and conditions contained in the applicable Optional Currency Rate Instruments have been satisfied.

     The making of each Advance shall be deemed to be a representation and warranty by each Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Each Borrower represents and warrants as follows:

          4.1  Due Organization and Qualification.  Each Borrower is a
               ----------------------------------
corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified except for states as to which any failure so to qualify would not have a Material Adverse Effect.

          4.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within each Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower's Articles or Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound. No Borrower is in default under any agreement to which it is a party or by which it is bound, which default is reasonably likely to have a Material Adverse Effect.

          4.3  No Prior Encumbrances.  Each Borrower has good and indefeasible
               ---------------------
title to the Collateral, free and clear of Liens, except for Permitted Liens.

          4.4  Merchantable Inventory.  All Inventory is in all material respect
               ----------------------
of good and marketable quality, free from all material defects.

          4.5  Litigation.  There are no actions or proceedings pending by or
               ----------
against any Borrower before any court or administrative agency in which an adverse decision is reasonably likely to have a Material Adverse Effect. No Borrower has knowledge of any such pending or threatened actions or proceedings.

          4.6   No Material Adverse Change in Financial Statements.  All
                --------------------------------------------------
consolidated financial statements related to Borrowers that have been delivered to Banks fairly present in all material respects the consolidated financial condition as of the date thereof of each such entity and consolidated results of operations for the period then ended of each such entity. There has not been a material adverse change in the consolidated financial condition of a Borrower since the date of the most recent of such financial statements submitted to Banks.

          4.7   Solvency.  Each Borrower is solvent and able to pay its debts
                --------
(including trade debts) as they mature.

          4.8   Regulatory Compliance.  Each Borrower has met the minimum
                ---------------------
funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No Borrower has withdrawn from, and no termination or partial termination has occurred with respect to, any deferred compensation plan, and no Borrower has withdrawn from any multi-employer plan under ERISA. No event has occurred resulting from a Borrower's failure to comply with ERISA that is reasonably likely to result in such Borrower's incurring any liability that is reasonably likely to have a Material Adverse Effect. No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or for any purpose that would violate any of Regulations G, T and U. Each Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Each Borrower has complied with all laws and regulations to which it is subject, noncompliance with which is reasonably likely to have a Material Adverse Effect.

          4.9   Environmental Condition.  None of any Borrower's properties or
                -----------------------
assets has ever been used by Borrower or any Subsidiary or, to each Borrower's knowledge, without any independent investigation, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by a Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by a Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          4.10  Taxes.  Each Borrower and each Subsidiary have filed or caused
                -----
to be filed all material tax returns required to be filed, and has paid, or have made adequate provision for the payment of, all taxes reflected therein.

          4.11  Subsidiaries.  No Borrower owns any stock, partnership interest
                ------------
or other equity securities of any Person, except for Permitted Investments.

          4.12  Government Consents.  Each Borrower has obtained all consents,
                -------------------
approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of their respective businesses as currently conducted.

          4.13  Full Disclosure.  The representations, warranties and other
                ---------------
statements included in the documents, certificates and written statements furnished by each Borrower to either Bank prior to or as of the date of this Agreement for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to a Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading (it being recognized by Banks that the projections and forecasts provided by Borrowers are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

     5.   AFFIRMATIVE COVENANTS
          ---------------------

          Each Borrower covenants and agrees that, from and after the Closing Date until payment in full of all outstanding Obligations, and for so long as any Bank may have any commitment to make an Advance hereunder, such Borrower shall do all of the following:

          5.1  Good Standing.  Maintain its and cause to be maintained each of
               -------------
its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify is reasonably likely to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which would have a Material Adverse Effect.

          5.2  Government Compliance.  Meet, and shall cause each Subsidiary to
               ---------------------
meet the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Banks' Lien on the Collateral.

          5.3  Financial Statements, Reports, Certificates.  Credence shall
               -------------------------------------------
deliver to Banks: (a) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (b) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or which could have a Material Adverse Effect; and
(c) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Credence shall deliver to Banks with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
   ---------

     Any Bank shall have a right from time to time hereafter to audit Borrower's Accounts, provided that such audits will be conducted at Borrower's expense no more often than annually, unless an Event of Default has occurred and is continuing, with the auditing Bank to conduct all other audits at its own expense.

          5.4  Inventory; Returns.  Keep all Inventory in good and marketable
               ------------------
condition, free from all material defects. Returns and allowances, if any, as between a Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank when any particular return, recovery, dispute or claim causes the aggregate returns for any fiscal month to exceed Ten Percent (10%) of the gross sales for such month.

          5.5  Taxes.  Make, and shall cause each Subsidiary to make, due and
               -----
timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Banks, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish each Bank with proof satisfactory to such Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          5.6   Insurance.  At its expense, maintain liability and other
                ---------
insurance relating to the operation of its business, and keep its property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where such Borrower's business is conducted on the date hereof. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Banks .

          5.7   Quick Ratio.  Maintain, on a consolidated basis, as of the last
                -----------
day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 2.0 to 1.0.

          5.8   Debt- Tangible Net Worth Ratio.  Maintain, on a consolidated
                ------------------------------
basis, as of the last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.0 to 1.0.

          5.9   Tangible Net Worth.  Maintain, on a consolidated basis, as of
                ------------------
the last day of each fiscal quarter, a Tangible Net Worth of not less than One Hundred Fifty Million Dollars ($150,000,000).

          5.10  Profitability.  On a consolidated basis, have a minimum net
                -------------
profit of One Dollar ($1.00) for each fiscal year, on a consolidated basis, Borrowers may suffer a loss in not more than two (2) consecutive fiscal quarters, provided that in only one (1) of such quarters may Borrowers suffer an Operating Loss.

          5.11  Further Assurances.  At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by any Bank to effect the purposes of this Agreement.

    6.    NEGATIVE COVENANTS
          ------------------

          Each Borrower covenants and agrees that, from and after the Closing Date, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as any Bank may have any commitment to make any Advances, such Borrower will not do any of the following:

          6.1   Dispositions.  Without the Banks' consent, which shall not be
                ------------
unreasonably withheld, convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; or (iv) Transfers which constitute liquidation of Investments permitted under Section 6.7.

          6.2   Change in Business or Control.  Engage in any business, or
                -----------------------------
permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto).

          6.3   Mergers or Acquisitions.  Except in the ordinary course of
                -----------------------
Borrower's business, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that this Section 6.3 shall not apply to Permitted Investments or to transactions among a Borrower and its Subsidiaries in which such Borrower is the surviving entity or among its Subsidiaries.

          6.4  Indebtedness.  Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          6.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          6.6  Distributions.  Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock, except for so long as an Event of Default has not occurred and is not continuing (and would not exist immediately after such payment), a Borrower may repurchase its stock from former employees of such Borrower in accordance with the terms of repurchase or similar agreements between such Borrower and such employees.

          6.7  Investments.  Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments and except as made in the ordinary course of Borrower's business.

          6.8  Transactions with Affiliates.  Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person, and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

          6.9  Subordinated Debt.  Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Banks' prior written consent.

          6.10 Compliance.  Become an "investment company" controlled by an
               ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose.
Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, permit any condition to exist that would entitle any Person to obtain a decree adjudicating that any Plan under ERISA must be terminated, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Banks' Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

    7.    EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

          7.1  Payment Default.  If a Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by such Borrower of a reasonably detailed invoice on account of such other Obligations;

          7.2  Covenant Default.  If a Borrower fails to perform any obligation
               ----------------
under Article 5 or violates any of the covenants contained in Article 6 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and any Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after a Borrower receives notice thereof or any Responsible Officer becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by such Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          7.3  Material Adverse Change.  If there occurs a material adverse
               -----------------------
change in the business or financial condition of Borrowers, taken as a whole, or if there is a material impairment of the prospect of repayment of any portion of the Obligations;

          7.4  Attachment.  If any material portion of a Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after a Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Advances will be required to be made during such cure period);

          7.5  Insolvency.  If a Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within forty-five
(45) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          7.6  Other Agreements.  If there is a default in any agreement to
               ----------------
which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or which would have a Material Adverse Effect;

          7.7  Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          7.8  Misrepresentations.  If any material misrepresentation or
               ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to any Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     8.   BANKS' RIGHTS AND REMEDIES
          --------------------------

          8.1  Rights and Remedies.  Upon the occurrence and during the
               -------------------
continuance of an Event of Default, any Bank may, at its election, do any one or more of the following, all of which are authorized by Borrowers:

          (a) Declare all Obligations owing to such Bank, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 7.5 all Obligations shall become immediately due and payable without any action by any Bank);

          (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between a Borrower and any Bank; and

          (c) Set off and apply to the Obligations any and all (i) balances, deposits and investments of any Borrower held by such Bank, or (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by such Bank;

          8.2  Bank Expenses.  After the occurrence of an Event of Default, if a
               -------------
Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Banks may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Line as Banks deem necessary to protect Banks from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Banks reasonably deem prudent. Any amounts so paid or deposited by Banks shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided. Any payments made by any Bank shall not constitute an agreement by such Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          8.3  Remedies Cumulative.  Banks' rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Banks shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by any Bank of one right or remedy shall be deemed an election. No waiver by any Bank of any Event of Default on a Borrower's part shall be effective unless also waived in writing by any other Bank. No waiver shall be deemed a continuing waiver. No delay by any Bank shall constitute a waiver, election, or acquiescence by it.

          8.4  Demand; Protest.  Subject to Section 7.2, each Borrower waives
               ---------------
protest, notice of protest, notice of dishonor, notice of payment and nonpayment, notice of any nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by any Bank on which Borrower may in any way be liable.

     9.   NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Borrowers or to each Bank, as the case may be, at its addresses set forth below:

     If to Borrowers:         Credence Systems Corporation
                              215 Fourier Avenue
                              Fremont, CA  94539
                              Attn:  Jerry Bruce
                              FAX:  (510) 623-2522

     If to Banks:             Silicon Valley Bank
                              3003 Tasman Drive
                              Santa Clara, CA  95054

                    Attn:  Diane Thompson
                    FAX:  (408) 748-9478

                    Bank of Hawaii
                    130 Merchant Street, 20th Floor
                    P.O. Box 2900
                    Honolulu, HI  96846
                    Attn:  Bruce Helberg
                    FAX: (808) 537-8301

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. NOTICES TO ONE BANK SHALL NOT BE DEEMED NOTICE TO THE OTHER BANK.

     10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrowers and Banks hereby submit to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWERS AND BANKS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     11.  INTERCREDITOR PROVISIONS
          ------------------------

          11.1  Proportionate Interests.  Except for Optional Currency Advances,
                -----------------------
which shall be the sole responsibility of BofH, and except as otherwise provided in this Agreement, the rights, interests, and obligations of each Bank under this Agreement and the Loan Documents at any time shall be shared in the ratio of (a) the maximum amount the Bank has committed to advance as set forth on the signature page signed by the Bank to (b) the Committed Line. Any reference in this Agreement or the Loan Documents to an allocation between or sharing by the Banks of any right, interest, or duty "ratably," "proportionally," "pro rata," or in similar terms shall refer to this ratio. No Bank is obligated to advance any funds in lieu of or for the account of the other Bank if the latter Bank fails to make such Advance.

          11.2  Designation of Service Agent.  To facilitate the administration
                ----------------------------
of this Agreement, SVB shall act as "Servicing Agent" for itself and BofH. Servicing Agent shall have only such duties as are expressly set forth in this Agreement, or as otherwise agreed in writing by the Banks. Servicing Agent shall be deemed to act on behalf of both Banks whenever Servicing Agent acts under this Agreement.

          11.3  Resignation.  Servicing Agent may resign as Servicing Agent,
                -----------
upon thirty (30) day's written notice to the other Banks and to Borrower and appointment of a successor Servicing Agent. Upon receipt of notice of resignation, the Banks shall appoint a successor Servicing Agent. The resigning Servicing Agent shall cooperate fully in delivering to the successor Servicing Agent the Loan Documents and copies of all records relating to the Advances and payments made hereunder that the successor Servicing Agent reasonably requests.

          11.4  Servicing Agent as Bank.  Servicing Agent shall have the same
                -----------------------
rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Servicing Agent. The term "Banks" includes Servicing Agent in Servicing Agent's individual capacity. Servicing Agent and its Subsidiaries and Affiliates may accept deposits from, lend money to, act as agent or trustee for other lenders to, and generally engage in any kind of banking, trust, or other business with, any Borrower or any Subsidiary or Affiliates as if Servicing Agent were not Servicing Agent.

          11.5  No Agency.  EXCEPT AS SPECIFIED HEREIN, NEITHER BANK IS AN AGENT
                ---------
OF THE OTHER. NEITHER BANK HAS ANY AUTHORITY TO ACT OR FAIL TO ACT FOR THE OTHER. THE OBLIGATIONS OF EACH BANK HEREUNDER ARE SEVERAL. NO BANK SHALL BE LIABLE FOR THE FAILURE OF ANY OTHER BANK TO PERFORM ITS OBLIGATIONS HEREUNDER.

          11.6  No Reliance.  The provisions of this Article 11 are solely for
                -----------
the benefit of Banks in specifying their rights and obligations with respect to each other, and not for the benefit of any Borrower or its assigns or successors.

     12.  GENERAL PROVISIONS
          ------------------

          12.1  Successors and Assigns.  This Agreement shall bind and inure to
                ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by any Borrower without each Bank's prior written consent, which consent may be granted or withheld in each Bank's sole discretion. Subject to the terms of any agreement between Banks, each Bank shall have the right with the consent (which shall not be unreasonably withheld) of Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder; provided no Bank will sell, transfer, negotiate or grant participations in any part of, or any interest in, such obligations, rights and benefits in a principal amount of less than Five Million Dollars ($5,000,000).

          12.2  Indemnification.  Borrowers shall defend, indemnify and hold
                ---------------
harmless each Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement (except with regard to a dispute between the Banks); and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by such Bank as a result of or in any way arising out of, following, or consequential to transactions between such Bank and Borrowers whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by such Bank's gross negligence or willful misconduct and except with regard to a dispute between the Banks.

          12.3  Subrogation and Similar Rights.  Notwithstanding any other
                ------------------------------
provision of this Agreement or any other Loan Document, until all amounts that Borrowers owe to Banks have been paid in full, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Until all amounts that Borrowers owe to Banks have been paid in full, any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.3 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12.3, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

          12.4  Waivers of Notice.  Subject in any case to Section 7.2, each
                -----------------
Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of

Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

     12.5 Subrogation Defenses.  Until all amounts that Borrowers owe to Banks
          --------------------
have been paid in full, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850,
2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

     12.6 Right to Settle, Release.
          ------------------------

          (a) The liability of Borrowers hereunder shall not be diminished by
(i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or
(ii) any release or unenforceability, whether partial or total, of rights, if any, that Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

             (i) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Banks may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

     12.7 Primary Obligation.  This Agreement is a primary and original
          ------------------
obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Loan were advanced to the Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Borrowing Certificates, Borrowing Base Certificates and Compliance Certificates.

     12.8 Subordination.  All indebtedness of a Borrower now or hereafter
          -------------
arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

     12.9 Enforcement of Rights.  Borrowers are jointly and severally liable for
          ---------------------
the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

     12.10 Credence as Agent.  Each of the Borrowers irrevocably appoints
           -----------------
Credence as its agent to accept and deliver all notices, certificates and other documents under this Agreement on behalf of all of the Borrowers, and to request, accept and disburse all Advances, and to make payments hereunder.

     12.11 Time of Essence.  Time is of the essence for the performance of
           ---------------
all obligations set forth in this Agreement.

     12.12 Severability of Provisions.  Each provision of this Agreement shall
           --------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.13 Amendments in Writing, Integration.  This Agreement cannot be changed
           ----------------------------------
or terminated orally. No amendment shall be effective without the consent of all the parties hereto, except the provisions of Article 11 may be amended by Banks without Borrower's approval. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

     12.14 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.15 Survival.  All covenants, representations and warranties made in this
           --------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     12.16 Confidentiality.  In handling any confidential information each Bank
           ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of such Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as may be appropriate in the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or
(b) is disclosed to the Bank by a third party, provided the Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     12.17 Optional Currency Rate.  To the extent the terms of any Optional
           ----------------------
Currency Rate Instrument differ from the terms of this Agreement then the terms of such Optional Currency Rate Instrument shall govern the rights and obligations of the parties thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        CREDENCE SYSTEMS CORPORATION

                                        By:_____________________________________

                                        Title:__________________________________



                                        CREDENCE KOREA

                                        By:_____________________________________

                                        Title:__________________________________



                                        CREDENCE SYSTEMS K.K.

                                        By:_____________________________________

                                        Title:__________________________________



                                        SILICON VALLEY BANK


                                        By:_____________________________________


                                        Title:__________________________________

                                        Maximum Commitment Amount: $10,000,000
                                                                           (50%)


                                        BANK OF HAWAII


                                        By:_____________________________________

                                        Title:__________________________________

                                        Maximum Commitment Amount: $10,000,000
                                                                           (50%)

                            EXHIBITS A-1, A-2, A-3



      [BofH to supply forms of Notes for Optional Currency Rate Advances]

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

               DEADLINE FOR SAME DAY PROCESSING IS NOON, P.S.T.


TO:  SILICON VALLEY BANK, as Servicing Agent

FAX#:  (408) 432-3249                         TIME:______________________


________________________________________________________________________________

FROM:___________________________________________________________________________
                            CLIENT NAME (BORROWER)


REQUESTED BY:___________________________________________________________________
                           AUTHORIZED SIGNER'S NAME


AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT # ____________     TO ACCOUNT #____________________________________

REQUESTED TRANSACTION TYPE                  REQUEST DOLLAR AMOUNT
- --------------------------                  ---------------------

PRINCIPAL INCREASE (ADVANCE)                $_________________________________
PRINCIPAL PAYMENT (ONLY)                    $_________________________________
INTEREST PAYMENT (ONLY)                     $_________________________________
PRINCIPAL AND INTEREST (PAYMENT)            $_________________________________

OTHER INSTRUCTIONS:_____________________________________________________________
________________________________________________________________________________

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

________________________________________________________________________________

- -------------------------------------------------------------------------------

                                 BANK USE ONLY

TELEPHONE REQUEST:
- -----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

- ---------------------------------------    -------------------------------------
          Authorized Requester                     Phone #

- ---------------------------------------    -------------------------------------
          Received By (Bank)                       Phone #


                ----------------------------------------------
                          Authorized Signature (Bank)

- --------------------------------------------------------------------------------

                                  EXHIBIT B-1
                                  -----------

                             ADVANCE REQUEST FORM

     The undersigned hereby certifies as follows:

     I, ____________________________, am the duly elected and acting
____________________________ of Credence Systems Corporation.

     This certificate is delivered on behalf of Borrowers to Silicon Valley Bank, as Servicing Agent, pursuant to Section 2 of that certain Loan by and between Borrower and Banks (the "Agreement"). The terms used in this Borrowing Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

     Borrowers hereby request on ______, 19__ an Advance (the "Advance") as follows:

     (a) The date on which the Advance is to be made is __________, 19__.

     (b) The amount of the Advance is to be ____________________________
($______________), in the form of a Prime Rate Advance of $______________; a
LIBOR Rate Advance for an Interest Period of ______________ months; an Optional Currency Rate Advance of an Equivalent Amount of $______________ in [currency type] for an Interest Period of ______________ months.

     All representations and warranties of Borrowers stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Advance Request Form is executed by the undersigned as of this ______________ day of ____________________________,
19____.

                                    CREDENCE SYSTEMS CORPORATION, for itself and as agent for the Borrowers

                                By:_____________________________________________

                                Title:__________________________________________


FOR INTERNAL BANK USE ONLY

===============================================================================
LIBOR Pricing Date       LIBOR Rate     LIBOR Rate Variance       Maturity Date
- -------------------------------------------------------------------------------
                                                       ___%
================================================================================
Optional Currency        Optional       Optional Currency         Maturity Date
  Pricing Date        Currency Rate       Rate Variance
- --------------------------------------------------------------------------------
                                                       ___%
================================================================================

                                  EXHIBIT B-2
                                  -----------

       Optional Currency/LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

     The undersigned hereby certifies as follows:

     I, ____________________________, am the duly elected and acting
____________________________ of Credence Systems Corporation ("Borrower").

     This certificate is delivered on behalf of Borrowers to Silicon Valley Bank, as Servicing Agent, pursuant to Section 2 of that certain Loan Agreement by and Banks (the "Agreement"). The terms used in this Optional Currency/LIBOR Rate Conversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on _______, 19__ a LIBOR Rate Advance (the "Advance") as follows:

     (a)      ___   (i)    A rate conversion of an existing Prime Rate Advance
                           from a Prime Rate Advance to a LIBOR Rate Advance; or

              ___   (ii)   A continuation of an existing LIBOR Rate Advance as a
                           LIBOR Rate Advance; or

              ___   (iii)  A continuation of an existing Optional Currency
                           Rate Advance an Optional Rate Advance.

                           [Check (i), (ii) or (iii) above]


     (b)      The date on which the Advance is to be made is ________, 19__.

     (c) The amount or the Equivalent Amount of the Advance is to be _________ ($______________), for an Interest Period of
              ______________ month(s).

     All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Optional Currency/LIBOR Rate
Conversion/Continuation Certificate is executed by the undersigned as of this ______________ day of ____________________________, 19____.

                                    CREDENCE SYSTEMS CORPORATION, for itself and as agent for the Borrowers

                                    By:_________________________________________
                                    Title:______________________________________


FOR INTERNAL BANK USE ONLY
===============================================================================
LIBOR Pricing Date      LIBOR Rate        LIBOR Rate Variance    Maturity Date
_______________________________________________________________________________
                                                         ___%
================================================================================

================================================================================
Optional Currency        Optional          Optional Currency     Maturity Date
  Pricing Date         Currency Rate         Rate Variance
________________________________________________________________________________
                                                         ___%
================================================================================

                                   EXHIBIT C
                            COMPLIANCE CERTIFICATE


TO:    SILICON VALLEY BANK
       BANK OF HAWAII

FROM:  CREDENCE SYSTEMS CORPORATION



The undersigned authorized officer of Credence Systems Corporation hereby certifies, on behalf of itself and the Borrowers, that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Banks (the "Agreement"), (i) Borrowers are in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                 REQUIRED                        COMPLIES
- ------------------                 --------                        --------
Form 10-K                          Annually within 5 days    Yes   No
Form 10-Q                          Quarterly within 5 days   Yes   No

FINANCIAL COVENANT                 REQUIRED       ACTUAL           COMPLIES
- ------------------                 --------       ------           --------

Maintain on a Quarterly Basis:
  Minimum Quick Ratio              2.0:1.         _____:1.0        Yes     No
  Minimum Tangible Net Worth       $150,000,000   $________        Yes     No
  Maximum Debt-Tangible Net Worth  1.0:1.0        _____:1.0        Yes     No
  Profitability
    Quarterly                      *              $________        Yes     No
    Annually                       $1.00          $________        Yes     No

*2 loss quarters permitted, 1 of which may be operating loss.

                                                        BANK USE ONLY
COMMENTS REGARDING EXCEPTIONS:  See Attached.
                                             Received by:
                                                          ---------------------
                                                           AUTHORIZED SIGNER
Sincerely,
                                             Date:
- --------------------------------                  -----------------------------
SIGNATURE
                                             Verified:
                                                      -------------------------
- --------------------------------                           AUTHORIZED SIGNER
TITLE
                                             Date:
                                                  -----------------------------
- --------------------------------
DATE                                         Compliance Status:        Yes   No

                    DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  Credence Systems Corporation and Subsidiaries

- --------------------------------------------------------------------------------

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $20,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrowers understand that no loan proceeds will be disbursed until all of Banks' conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                      Revolving Line
                                                      --------------

     Amount paid to Borrowers directly:                    $________
     Undisbursed Funds                                     $________

     Principal                                             $20,000,000

CHARGES PAID IN CASH. Borrowers have paid or will pay in cash as agreed the following charges:

     Prepaid Finance Charges Paid in Cash:
                 $0      Loan Fee

          $________      UCC Search Fees
          $________      Outside Counsel Fees and Expenses (Estimate)

     Total Charges Paid in Cash                            $_________

AUTOMATIC PAYMENTS. Borrowers hereby authorize Banks to automatically deduct the amount of any loan payment from each Borrower's accounts set forth on the attached Schedule, as revised from time to time. If the funds in the accounts are insufficient to cover any payment, Banks shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrowers or Banks may voluntarily terminate Automatic Payments.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWERS REPRESENT AND WARRANT TO BANKS THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN ANY BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN SUCH BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANKS. THIS AUTHORIZATION IS DATED AS OF ____________________, 1996.

BORROWER:

CREDENCE SYSTEMS CORPORATION, for itself and as agent for the Borrowers


- ----------------------------------------
Authorized Officer

- --------------------------------------------------------------------------------

                        CORPORATE RESOLUTIONS TO BORROW

- --------------------------------------------------------------------------------


BORROWER:         Credence Systems Corporation

- --------------------------------------------------------------------------------

     I, the undersigned Secretary or Assistant Secretary of Credence Systems Corporation (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES               POSITIONS            ACTUAL SIGNATURES
     -----------------------------------------------------------

- ---------------------    ------------------   -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Bank of Hawaii and Silicon Valley Bank ("Banks"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 26, 1996 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Banks the promissory note or notes of the Corporation, on each Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Banks, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Banks in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Banks all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Banks, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letter of credit application and other related documents pertaining to SVB's issuance of letters of credit.

     FOREIGN EXCHANGE CONTRACTS. To request any Bank to enter into foreign exchange contracts on its behalf.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Banks may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                        CERTIFIED TO AND ATTESTED BY:


                                        X

================================================================================



                                                        ------------------------

                        CORPORATE RESOLUTIONS TO BORROW

- --------------------------------------------------------------------------------


BORROWER:         __________________________________

- --------------------------------------------------------------------------------

     I, the undersigned Secretary or Assistant Secretary of ______________________________ (the "Corporation"), HEREBY CERTIFY that the
Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES               POSITIONS            ACTUAL SIGNATURES
     ----------------------------------------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Bank of Hawaii and Silicon Valley Bank ("Banks"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 26, 1996 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Banks the promissory note or notes of the Corporation, on each Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Banks, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Banks in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Banks all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Banks, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letter of credit application and other related documents pertaining to SVB's issuance of letters of credit.

     FOREIGN EXCHANGE CONTRACTS. To request any Bank to enter into foreign exchange contracts on its behalf.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Banks may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                   CERTIFIED TO AND ATTESTED BY:


                                   X

- --------------------------------------------------------------------------------


                                   ---------------------------------------------

                        CORPORATE RESOLUTIONS TO BORROW

- --------------------------------------------------------------------------------


BORROWER:         __________________________________

- --------------------------------------------------------------------------------

     I, the undersigned Secretary or Assistant Secretary of _____________________________ (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES               POSITIONS            ACTUAL SIGNATURES
     ----------------------------------------------------------

- ----------------------   -----------------    --------------------------------

- ----------------------   -----------------    --------------------------------

- ----------------------   -----------------    --------------------------------

- ----------------------   ----------------     --------------------------------

- ----------------------   ----------------     --------------------------------

- ----------------------   ----------------     --------------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Bank of Hawaii and Silicon Valley Bank ("Banks"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 26, 1996 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Banks the promissory note or notes of the Corporation, on each Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Banks, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Banks in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Banks all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Banks, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letter of credit application and other related documents pertaining to SVB's issuance of letters of credit.

     FOREIGN EXCHANGE CONTRACTS. To request any Bank to enter into foreign exchange contracts on its behalf.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Banks may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                          CERTIFIED TO AND ATTESTED BY:


                                          X

________________________________________________________________________________

                                                ________________________________

                        CORPORATE RESOLUTIONS TO BORROW

- -------------------------------------------------------------------------------


BORROWER:_______________________________

- -------------------------------------------------------------------------------

     I, the undersigned Secretary or Assistant Secretary of ______________________________ (the "Corporation"), HEREBY CERTIFY that the
Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES               POSITIONS            ACTUAL SIGNATURES
     ----------------------------------------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

- ---------------------    -----------------    -----------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Bank of Hawaii and Silicon Valley Bank ("Banks"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 26, 1996 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Banks the promissory note or notes of the Corporation, on each Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Banks, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Banks in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Banks all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Banks, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letter of credit application and other related documents pertaining to SVB's issuance of letters of credit.

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     FOREIGN EXCHANGE CONTRACTS.  To request any Bank to enter into foreign exchange contracts on its behalf.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Banks may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on ______________________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                       CERTIFIED TO AND ATTESTED BY:


                                       X

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